Exhibit 99.2
Beijing Med-Pharm Corporation and Subsidiary
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2005

	Beijing Med-	Beijing
	Pharm	Wanwei
	Corporation	Pharmaceutical	Pro Forma
	and Subsidiary	Co., Ltd.	Adjustments		Combined
Current Assets:
Cash and Cash Equivalents	$3,187,485	$446,717	$	(1,210,884)	$2,423,318
Accounts Receivable	7,046	4,977,887		—	4,984,933
Inventories	—	1,932,797		—	1,932,797
Other Receivables	23,194	109,416		—	131,513
Purchase Deposit on Acquisition of Beijing Wanwei	1,132,530	—		(1,133,627)	—
Due from Affiliated Entity	20,113	—		—	20,113
Value-added Taxes Recoverable	—	583,108		—	583,108
Prepaid Expenses and Other Current Assets	97,448	85,060		—	182,508

Total Current Assets	4,467,816	8,134,985		(2,344,511)	10,258,290
Property and Equipment, Net	41,745	273,765		—	315,510
Investments, at Cost	—	120,482		—	120,482

Goodwill	—	—		848,469	848,469
Deferred Tax Asset	—	407,891		—	407,891

Total Assets	$4,509,561	$8,937,123	$	(1,496,042)	$11,950,642

Liabilities and Stockholders’ Equity
Current Liabilities:
Note Payable to Bank	$—	$844,470		$(844,470)	$—
Accounts Payable	35,906	7,119,805		—	7,155,711
Accrued Payroll	44,977	—		—	44,977
Accrued Professional Fees	186,000	—		—	186,000
Due to Investors	118,750	—		—	118,750
Advance from Beijing Med-Pharm Corporation	—	289,157		(289,157)	—
Due to Parent	—	4,328,680		(4,328,680)	—
Short-term Notes Payable	—	536,185		(536,185)	—
Accrued Contract Allowance	459,678	—		—	459,678
Accrued Other	302,113	321,276		—	623,389

Total Current Liabilities	1,147,424	13,439,573		(5,998,492)	8,588,505

Stockholders’ Equity:

Common Stock	17,682	—		—	17,682
Additional Paid in Capital	9,205,315	1,185,134		(1,185,134)	9,205,315
Common Stock Warrants	1,278,588	—			1,278,588
Accumulated Deficit	(7,139,448)	(5,600,728)		5,600,728	(7,139,448)
	—	(86,856)		86,856	—

Total Stockholders’ Deficit	3,362,137	(4,502,450)		4,502,450	3,362,137

Total Liabilities and Stockholders’ Equity	$4,509,561	$8,937,123		$1,496,042	$11,950,642

Exhibit 99.2
Beijing Med-Pharm Corporation and Subsidiary
Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2005

	Beijing Med-	Beijing
	Pharm	Wanwei
	Corporation and	Pharmaceutical	Pro Forma
	Subsidiary	Co., Ltd.	Adjustments	Combined
Net Revenues	$123,839	$14,386,133	$	$14,509,972
Cost of Sales	784,433	13,041,165		13,825,598

Gross Profit	(660,594)	1,344,968	—	684,374

Sales and Marketing Expenses	35,367	928,415		963,782
General & Administration Expenses	3,076,765	484,130		3,560,895

Total Operating Expenses	3,112,132	1,412,545	—	4,524,677

Loss From Operations	(3,772,726)	(67,577)	—	(3,840,303)
Other Income (Expense):
Interest Income	124,525			124,525
Interest Expense	(17,252)	(59,948)	(1,000)	(78,200)
Other Income (Expense)	(919)	49,211		48,292
Total Other (Expense) Income	106,354	(10,737)	1,000	94,617

Loss Before Provision For (Benefit From) Income Taxes	(3,666,372)	(78,314)	1,000	(3,745,686)

Provision for Income Taxes	15,000	—		15,000

Net Loss	$(3,681,372)	$(78,314)	$1,000	$(3,760,686)

Basic and Fully-Diluted (Loss) Earnings Per Share	$(0.21)	n/a
Basic and Fully-Diluted Weighted-Average Shares Outstanding	17,680,916	n/a

Beijing Med-Pharm Corporation and Subsidiary
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2004

	Year Ended December 31, 2004
	Beijing Med-
	Pharm	Beijing
	Corporation and	Wanwei
	Subsidiary	Pharmaceutical Co.,	Pro Forma
	(restated)	Ltd.	Adjustments	Combined

Net Revenues	$209,304	$16,651,813	$—	$16,861,117
Cost of Sales Purchased from Related Party	—	3,321,731	—	3,321,731
Cost of Sales	317,777	1,494,045	—	11,811,822

Gross Profit	(108,473)	1,836,037	—	1,727,564

Sales and Marketing Expenses	63,334	817,594	—	880,928

General & Administration Expenses	2,201,009	1,392,319	—	3,593,328

Bad Debt Expense	—	447,019	—	447,019

Total Operating Expenses	2,264,343	2,656,932	—	4,921,275

Loss From Operations	(2,372,816)	(820,895)	—	(3,193,711)

Other Income (Expense):
Interest Income	77,906	62,241	—	140,147
Other Income	—	353,416	—	353,416
Interest Expense	(6,709)	(154,021)	(1,000)	(161,730)

Total Other Income	71,197	261,636	(1,000)	331,833

Loss Before Benefit From Income Taxes	(2,301,619)	(559,259)	(1,000)	(2,861,878)
Provision for (Benefit from) Income Taxes	—	(25,288)	—	(25,288)

Net Loss	$(2,301,619)	$(533,971)	$(1,000)	$(2,836,590)

Basic and Fully-Diluted (Loss) Earnings Per Share	$(0.16)	n/a
Basic and Fully-Diluted Weighted-Average Shares Outstanding	14,742,822	n/a